                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                             SHOWCASE CORPORATION
            (Exact name of registrant as specified in its charter)

            Minnesota                                 41-1628214
     (State of incorporation                       (I.R.S. Employer
         or organization)                         Identification No.)


  4115 Highway 52 North, Suite 300
       Rochester, Minnesota                             55901-0144
(Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-77223

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered

              Not Applicable                             Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.01 par value
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-77223), as amended, which Registration Statement was filed on April 28, 1999.


Item 2.   Exhibits.
          --------

Number    Description
------    -----------

3.1*      Articles of Incorporation of the Company, as currently in effect.

3.2* Amended and Restated Articles of Incorporation of the Company, adopted subject to completion of the offering.

3.3*      Amended and Restated Bylaws of the Company, as currently in effect.

3.4* Amended and Restated Bylaws of the Company, adopted subject to completion of the offering.

4.1*      Specimen of Common Stock certificate.

4.2* Warrant Agreement to purchase shares of Series B Preferred Stock of the Company, issued to Comdisco, Inc.

4.3* Registration Rights provisions for certain holders of shares of capital stock of the Company.


* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-77223).

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                SHOWCASE CORPORATION
Date: June 25, 1999

                                By     /s/ Craig W. Allen
                                   -----------------------------------
                                   Craig W. Allen
                                   Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------

Number    Description
------    -----------

3.1*      Articles of Incorporation of the Company, as currently in effect.

3.2* Amended and Restated Articles of Incorporation of the Company, adopted subject to completion of the offering.

3.3* Amended and Restated Bylaws of the Company, as currently in effect.

3.4* Amended and Restated Bylaws of the Company, adopted subject to completion of the offering.

4.1*      Specimen of Common Stock certificate.

4.2* Warrant Agreement to purchase shares of Series B Preferred Stock of the Company, issued to Comdisco, Inc.

4.3* Registration Rights provisions for certain holders of shares of capital stock of the Company.


* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-77223).